Exhibit 99.1

PCTEL Achieves $26.7 Million in Second Quarter Revenue

Increase of 34 Percent Over Same Period Last Year

Bloomingdale, IL July 31, 2013 — PCTEL, Inc. (NASDAQ: PCTI), a leader in simplifying wireless and site solutions for private and public networks, announced results for the second quarter ended June 30, 2013.

Second Quarter Highlights

•	$26.7 million in revenue for the quarter, an increase of 34 percent from the same period last year. The asset acquisition now included in our Connected Solutions segment accounted for 22 percent growth, with the remaining 12 percent growth from our existing pre-acquisition products and services.

•	Gross profit margin of 40 percent in the quarter, compared to 43 percent in the same period last year. Connected Solutions represents a larger proportion of PCTEL’s total revenue than in the past.

•

GAAP operating margin from continuing operations of one percent for the quarter, compared to three percent for the same period last year. This quarter’s results include a restructuring charge of $0.4 million, or two percent of revenue, for the consolidation of the Company’s North Carolina operations into its Illinois facility.

•	GAAP net income from continuing operations of $187,000 for the quarter, or $0.01 per diluted share, compared to a net income of $445,000, or $0.03 per diluted share for the same period last year.

•

Non-GAAP operating profit and net income are measures the Company uses to reflect the results of its core earnings. The Company’s reporting of Non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets or legal settlements, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating profit from continuing operations of nine percent in the quarter, as compared to 11 percent in the same period last year.

Non-GAAP net income from continuing operations of $2.0 million or $0.11 per diluted share in the quarter, as compared to $1.8 million or $0.10 per diluted share in the same period last year.

•

GAAP loss from discontinued operations net of tax benefit of $(22,000), compared to a net loss of $(774,000) in the same period last year. The Company disposed of its PCTEL Secure assets in April 2013 and the results of that operation are presented as discontinued operations in the Company’s financial statements.

•

$51.5 million of cash and short-term investments at June 30, 2013, a decrease of approximately $500,000 from the preceding quarter. During the quarter the Company used cash of $435,000 to purchase 60,000 common shares under its stock repurchase program at an average price of $7.31, and $643,000 on its regular quarterly dividend.

“We made solid progress on all fronts during the second quarter,” said Marty Singer, PCTEL’s Chairman and CEO. “We saw revenue increases in Connected Solutions and RF Solutions and a contribution from assets acquired over the past two years. Favorable responses to the EXflex, our new MIMO antennas, and our expanded indoor services should help PCTEL maintain momentum,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 19875285. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 19875285.

About PCTEL

PCTEL, Inc. (NASDAQ: PCTI), develops antenna, scanning receiver, and engineered site solutions and services for public and private networks. PCTEL RF Solutions specializes in the design, optimization and testing of today’s wireless communication networks. The company’s SeeGull® scanning receivers, SeeHawk® visualization tool, and Clarify® system, measure and analyze wireless signals for efficient cellular network planning, deployment, and optimization. PCTEL develops and supports scanning receivers for LTE, TD-LTE, EV-DO, CDMA, WCDMA, TD-SCDMA, GSM, and WiMAX networks.

PCTEL Connected Solutions™ simplifies network deployment for wireless, data and communications applications for private network, public safety, and government customers. PCTEL Connected Solutions develops and delivers high-value YAGI, Land Mobile Radio, WiFi, GPS, In-Tunnel, Subway, and broadband antennas (parabolic and flat panel) through its MAXRAD®, Bluewave™ and Wi-Sys™ product lines. PCTEL also designs specialized towers, enclosures, fiber optic panels, and fiber jumper cables to deliver custom engineered site solutions. The company’s vertical markets include SCADA, Health Care, Smart Grid, Positive Train Control, Precision Agriculture, Indoor Wireless, Telemetry, Off-loading, and Wireless Backhaul. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com or www.rfsolutions.pctel.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s future financial performance and expectations regarding growth and expansion are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630) 372-6800
Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited)
	June 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$18,330	$17,543
Short-term investment securities	33,151	33,596
Accounts receivable, net of allowance for doubtful accounts of $239 and $222 at June 30, 2013 and December 31, 2012, respectively	18,337	18,586
Inventories, net	16,108	17,573
Deferred tax assets, net	1,484	1,484
Prepaid expenses and other assets	1,164	2,160

Total current assets	88,574	90,942
Property and equipment, net	14,671	14,775
Goodwill	161	161
Intangible assets, net	5,795	7,004
Deferred tax assets, net	12,989	14,034
Other noncurrent assets	1,727	1,636
Assets of discontinued operations	0	18

TOTAL ASSETS	$123,917	$128,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,752	$10,557
Accrued liabilities	5,751	5,899

Total current liabilities	11,503	16,456
Contingent consideration	0	1,130
Other long-term liabilities	2,781	2,736
Liabilities of discontinued operations	0	103

	2,781	3,969

Total liabilities	14,284	20,425

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,445,099 and 18,514,809 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	18	19
Additional paid-in capital	141,122	140,388
Accumulated deficit	(31,675)	(32,410)
Accumulated other comprehensive income	168	148

Total equity	109,633	108,145

TOTAL LIABILITIES AND EQUITY	$123,917	$128,570

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES	$26,746	$19,993	$51,818	$37,154
COST OF REVENUES	15,914	11,323	31,388	21,306

GROSS PROFIT	10,832	8,670	20,430	15,848

OPERATING EXPENSES:
Research and development	2,683	2,215	5,233	4,531
Sales and marketing	3,054	2,573	6,075	5,082
General and administrative	3,825	2,656	8,456	5,389
Amortization of intangible assets	604	542	1,209	1,084
Restructuring charges	408	0	509	0

Total operating expenses	10,574	7,986	21,482	16,086

OPERATING INCOME (LOSS)	258	684	(1,052)	(238)
Other income, net	57	39	4,389	73

INCOME (LOSS) BEFORE INCOME TAXES	315	723	3,337	(165)
Expense (benefit) for income taxes	128	278	1,198	(54)

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	187	445	2,139	(111)

NET LOSS FROM DISCONTINUED OPERATIONS, NET OF TAX BENEFIT	(22)	(775)	(109)	(1,098)

NET INCOME (LOSS)	$165	($330)	$2,030	($1,209)

Earnings (Loss) per Share from Continuing Operations:
Basic	$0.01	$0.03	$0.12	($0.01)
Diluted	$0.01	$0.03	$0.12	($0.01)
Earnings (Loss) per Share from Discontinued Operations:
Basic	$0.00	($0.04)	($0.01)	($0.06)
Dilute	$0.00	($0.04)	($0.01)	($0.06)
Earnings (Loss) per Share:
Basic	$0.01	($0.02)	$0.11	($0.07)
Diluted	$0.01	($0.02)	$0.11	($0.07)
Weighed Average Shares:
Basic	17,790	17,404	17,731	17,317
Diluted	18,075	17,404	17,973	17,317
Cash dividend per share	$0.035	$0.030	$0.070	$0.060

PCTEL, INC.

P&L INFORMATION BY SEGMENT - Continuing Operations

(in thousands)

	Three Months Ended June 30, 2013				Six Months Ended June 30, 2013
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
REVENUES	$19,199	$7,602	($55)	$26,746	$38,555	$13,374	($111)	$51,818

GROSS PROFIT	5,946	4,876	10	10,832	11,958	8,457	15	20,430

OPERATING INCOME (LOSS)	$1,374	$2,072	($3,188)	$258	$3,133	$3,042	($7,227)	($1,052)

	Three Months Ended June 30, 2012				Six Months Ended June 30, 2012
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
REVENUES	$14,821	$5,206	($34)	$19,993	$27,988	$9,204	($38)	$37,154

GROSS PROFIT	5,104	3,556	10	8,670	9,503	6,318	27	15,848

OPERATING INCOME (LOSS)	$1,954	$1,014	($2,284)	$684	$3,172	$1,223	($4,633)	($238)

Reconciliation GAAP To non-GAAP Results Of Continuing Operations (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income (a) from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating Income (Loss)	$258	$684	($1,052)	($238)
(a) Add:
Amortization of intangible assets	604	542	1,209	1,084
Restructuring charges	408	0	509	0
TelWorx investigation:
-General & Administrative	100	0	1,491	0
Stock Compensation:
-Cost of Goods Sold	107	99	191	203
-Engineering	178	148	322	287
-Sales & Marketing	154	128	261	257
-General & Administrative	660	567	947	891

	2,211	1,484	4,930	2,722

Non-GAAP Operating Income	$2,469	$2,168	$3,878	$2,484

% of revenue	9.2%	10.8%	7.5%	6.7%

Reconciliation of GAAP net income to non-GAAP net income (b) from Continuing Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net Income (Loss) from Continuing Operations	$187	$445	$2,139	($111)
Adjustments:
(a) Non-GAAP adjustment to operating income (loss)	2,211	1,484	4,930	2,722
Other income related to the TelWorx legal settlement	(49)	0	(4,379)	0
(b) Income Taxes	(318)	(119)	498	(513)

	1,844	1,365	1,049	2,209

Non-GAAP Net Income	$2,031	$1,810	$3,188	$2,098

Non-GAAP Earning per Share:
Basic	$0.11	$0.10	$0.18	$0.12
Diluted	$0.11	$0.10	$0.18	$0.12
Weighed Average Shares:
Basic	17,790	17,404	17,731	17,317
Diluted	18,075	17,685	17,973	17,705

This schedule reconciles the Company’s GAAP operating income and GAAP net income to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.
(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense, noncontrolling interest, and other income related to the TelWorx legal settlement.

Reconciliation GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a) - Continuing Operations

(in thousands except per share information)

	Three Months Ended June 30, 2013				Six Months Ended June 30, 2013
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
Operating Income (Loss)	$1,374	$2,072	($3,188)	$258	$3,133	$3,042	($7,227)	($1,052)
Add:
Amortization of intangible assets	394	210	0	604	790	419	0	1,209
Restructuring charges	408	0	0	408	509	0	0	509
TelWorx investigation:
-General & Administrative	0	0	100	100	0	0	1,491	1,491
Stock Compensation:
-Cost of Goods Sold	39	68	0	107	65	126	0	191
-Engineering	76	102	0	178	131	191	0	322
-Sales & Marketing	122	32	0	154	200	61	0	261
-General & Administrative	89	26	545	660	155	42	750	947

	1,128	438	645	2,211	1,850	839	2,241	4,930

Non-GAAP Operating Income (Loss)	$2,502	$2,510	($2,543)	$2,469	$4,983	$3,881	($4,986)	$3,878

	Three Months Ended June 30, 2012				Six Months Ended June 30, 2012
	Connected Solutions	RF Solutions	Consolidating	Total	Connected Solutions	RF Solutions	Consolidating	Total
Operating Income (Loss)	$1,954	$1,014	($2,284)	$684	$3,172	$1,223	($4,633)	($238)
Add:
Amortization of intangible assets	321	221	0	542	643	441	0	1,084
Stock Compensation:
-Cost of Goods Sold	39	60	0	99	84	119	0	203
-Engineering	56	92	0	148	110	177	0	287
-Sales & Marketing	80	48	0	128	167	90	0	257
-General & Administrative	41	30	496	567	88	60	743	891

	537	451	496	1,484	1,092	887	743	2,722

Non-GAAP Operating Income (Loss)	$2,491	$1,465	($1,788)	$2,168	$4,264	$2,110	($3,890)	$2,484

This schedule reconciles the Company’s GAAP operating income by segment to its non-GAAP operating income. non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the TelWorx investigation.